Exhibit 10.1

$150,000,000

ATLAS PIPELINE PARTNERS, L.P.

(a Delaware limited partnership)

and

ATLAS PIPELINE FINANCE CORPORATION

(a Delaware corporation)

8 3/4% SENIOR NOTES DUE 2018

PURCHASE AGREEMENT

November 16, 2010

November 16, 2010

Wells Fargo Securities, LLC

As representative of the

several Initial Purchasers listed

in Schedule II hereto

One Wells Fargo Center

301 South College Street

Charlotte, North Carolina 28288

Ladies and Gentlemen:

ATLAS PIPELINE PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), and ATLAS PIPELINE FINANCE CORPORATION, a Delaware corporation (the “Finance Co” and, together with the Partnership, the “Issuers”), propose to issue and sell to the several Initial Purchasers listed in Schedule II hereto (the “Initial Purchasers”), for whom Wells Fargo Securities, LLC (“Wells Fargo”) is acting as representative, $150,000,000 aggregate principal amount of their 8 3/4% Senior Notes due 2018 (the “Notes”), which will be unconditionally guaranteed on a senior basis as to principal, premium, if any, and interest (the “Guarantees”) by the subsidiaries of the Partnership named in Schedule I hereto (each individually, a “Guarantor” and collectively, the “Guarantors”).

Atlas Pipeline Partners, GP, LLC, a Delaware limited liability company (the “General Partner”), serves as the general partner of the Partnership. The Partnership is the sole limited partner of Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and the General Partner is the general partner of the Operating Partnership. Each of APL Laurel Mountain, LLC, a Delaware limited liability company (“Laurel Mountain”), Atlas Pipeline Mid-Continent LLC, a Delaware limited liability company (“Mid-Continent LLC”), APC Acquisition, LLC, a Delaware limited liability company (“APC LLC”), and Atlas Pipeline Tennessee, LLC, a Pennsylvania limited liability company (“Tennessee LLC”), is a direct, wholly-owned subsidiary of the Operating Partnership. Mid-Continent LLC is the sole member of: Slider WestOK Gathering, LLC, a Delaware limited liability company (“Slider”), Atlas Chaney Dell, LLC, a Delaware limited liability company (“Atlas Chaney”), Velma Intrastate Gas Transmission Company, LLC, a Delaware limited liability company (“Velma Intrastate”), NOARK Energy Services, LLC, an Oklahoma limited liability company (“NOARK”), Velma Gas Processing Company, LLC, a Delaware limited liability company (“Velma Gas Processing”), Atlas Pipeline NGL Holdings, LLC, a Delaware limited liability company (“NGL I”), Atlas Pipeline NGL Holdings II, LLC, a Delaware limited liability company, (“NGL II”), and Atlas Midkiff, LLC, a Delaware limited liability company (“Atlas Midkiff”). Atlas Chaney owns a 100% Class B controlling interest in Atlas Pipeline Mid-Continent WestOk, LLC, a Delaware limited liability company (“WestOk”) and Atlas Midkiff owns a 100% Class B controlling interest in Atlas Pipeline Mid-Continent WestTex, LLC, a Delaware limited liability company (“WestTex”). WestTex is the sole stockholder of Setting Sun Pipeline Corporation, a Delaware corporation (“Sun Pipeline”). For purposes of this Agreement, each of

Laurel Mountain, Tennessee LLC, APC LLC, Finance Co, Mid-Continent LLC, Slider, NOARK, Atlas Chaney, Velma Intrastate, Velma Gas Processing, NGL I, NGL II, Atlas Midkiff, WestOk, WestTex and Sun Pipeline is sometimes referred to herein individually as a “Subsidiary” and collectively, as the “Subsidiaries.”

The Partnership, the General Partner, the Finance Co, the Operating Partnership and the Subsidiaries are sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.” The Partnership Entities excluding the General Partner are sometimes referred to herein collectively as the “Partnership Group.” The Partnership, the General Partner and the Operating Partnership are sometimes referred to herein collectively as the “Atlas Parties.”

The Notes will be issued pursuant to an Indenture dated June 27, 2008 among the Issuers, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”) (the “Indenture”). This Agreement, the Registration Rights Agreement, to be dated the Closing Date (defined below), between the Initial Purchasers and the Issuers (the “Registration Rights Agreement”) and the Indenture are hereinafter collectively referred to as the “Transaction Documents” and the execution and delivery of the Transaction Documents and the transactions contemplated herein and therein are hereinafter referred to as the “Transactions.”

The Company has previously issued $250,000,000 in aggregate principal amount of its 8 3/4% Senior Notes due 2018 under the Indenture (the “Existing Notes”). The Notes constitute an additional issuance of notes under the Indenture. Except as otherwise described in the Offering Memorandum (as defined below), the Notes will have identical terms to the Existing Notes and will be treated as a single class of notes for all purposes under the Indenture.

The Notes (and the related Guarantees) will be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”). The Initial Purchasers have advised the Issuers that they will offer and sell the Notes purchased by them hereunder in accordance with Section 3 hereof as soon as the Initial Purchasers deem advisable.

In connection with the sale of the Notes, the Issuers have prepared a preliminary offering memorandum, dated November 16, 2011 (the “Preliminary Memorandum”), the Offering Memorandum (as defined below) and a Final Offering Memorandum (as defined below), dated the date hereof. The Final Memorandum, the Preliminary Memorandum and the Offering Memorandum are referred to herein as a “Memorandum.” Each Memorandum sets forth certain information concerning the Issuers, the Notes, the Transaction Documents and the Transactions. The Issuers hereby confirm that they have authorized the use of the Preliminary Memorandum and the Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers. As used herein, the term “Memorandum” shall include, except where specifically noted, in each case the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum, the Offering Memorandum or the Final Memorandum that are filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the Time of Sale (as defined below).

Prior to the time when the sales of the Notes were first made (the “Time of Sale”), the Issuers have prepared and delivered to the Initial Purchasers a pricing supplement (the “Pricing Supplement”) dated November 16, 2011. The Pricing Supplement together with the Preliminary Memorandum is referred to herein as the “Offering Memorandum.”

Promptly after the Time of Sale and in any event no later than the second Business Day following the Time of Sale, the Issuers will prepare and deliver to the Initial Purchasers a Final Offering Memorandum (the “Final Memorandum”), which will consist of the Preliminary Memorandum with such changes therein as are required to reflect the information contained in the Pricing Supplement, and from and after the time such Final Memorandum is delivered to each Initial Purchaser, all references herein to the Offering Memorandum shall be deemed to be a reference to both the Offering Memorandum and the Final Memorandum.

1. Representations and Warranties of the Issuers and the Guarantors. The Issuers and the Guarantors jointly and severally represent and warrant to, and agree with, the Initial Purchaser that:

(a) The Preliminary Memorandum does not contain; the Offering Memorandum at the Time of Sale and at the Closing Date; any electronic road show and the Final Memorandum, and any amendment or supplement thereto, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations or warranties set forth in this paragraph shall not apply to statements in or omissions from any Memorandum made in reliance upon and in conformity with information furnished in writing to the Issuers by the Initial Purchasers through Wells Fargo Securities, LLC expressly for use therein, as specified in Section 10. The statistical and industry data included in each Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate.

(b) Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware LP Act”), with full partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business, in each case in all material respects as described in the Offering Memorandum, and is duly registered or qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse change in or effect on (i) the business, operations, properties, assets, liabilities, stockholders’ equity, earnings, condition (financial or otherwise), results of operations or prospects of the Partnership and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, or (ii) the ability of the Partnership and each Guarantor to perform its obligations under the Notes or the Transaction Documents.

(c) The Finance Co has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(d) The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business and to act as general partner of the Partnership and the Operating Partnership, and is duly registered or qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not have a Material Adverse Effect.

(e) The General Partner is the sole general partner of the Partnership with a 1.0101% general partner interest in the Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the agreement of limited partnership of the Partnership (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those created by or arising under the Delaware LP Act or the Partnership Agreement.

(f) Each of the Subsidiaries has been duly organized and validly existing and in good standing as a limited liability company under the laws of the jurisdiction of its organization, with full power and authority to own or lease, as the case may be, and to operate its respective properties and to conduct its business, and is duly registered or qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not have a Material Adverse Effect.

(g) The General Partner is the sole general partner of the Operating Partnership, and has a 1.0101% partnership interest in the Operating Partnership; such interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Operating Partnership (the “Operating Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

(h) The Partnership is the sole limited partner of the Operating Partnership with a 98.9899% partnership interest in the Operating Partnership; such interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those arising under the Credit Facility (as defined below).

(i) The Operating Partnership owns 100% of the member interests in Mid-Continent LLC; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Mid-Continent LLC (the “APMC Agreement”) and are fully paid (to the extent required under the APMC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such member interests free and clear of any liens, encumbrances, security interests, equities, charges or claims, other than those arising under the Revolving Credit and Term Loan Agreement among the Partnership, Wells Fargo Bank, National Association, et al. dated July 27, 2007, as amended and restated December 21, 2010 (as subsequently amended, waived or modified, the “Credit Facility”).

(j) Mid-Continent LLC owns 100% of the member interests in Velma Intrastate, Slider, Atlas Chaney, Velma Gas Processing, NGL I, NGL II, and Atlas Midkiff; such member interests have been duly authorized and validly issued in accordance with their respective limited liability company agreements, and are fully paid (to the extent required by such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Mid-Continent LLC owns such member interests free and clear of any liens, encumbrances, security interests, equities, charges or claims, other than those arising under the Credit Facility.

(k) Mid-Continent LLC owns 100% of the member interests in NOARK; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of NOARK (the “NOARK Agreement”) and are fully paid (to the extent required under the NOARK Agreement) and nonassessable (except as such nonassessability may be affected by statutes of Oklahoma specifically governing limited liability companies); and Mid-Continent LLC owns such member interests free and clear of any liens, encumbrances, security interests, equities, charges or claims, other than those arising under the Credit Facility.

(l) The Operating Partnership owns 100% of the member interests of each of Laurel Mountain, APC LLC and Tennessee LLC; all such member interests have been duly authorized, and validly issued in accordance with their respective limited liability company agreements and are fully paid (to the extent required by such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Section 8931 of the Pennsylvania Limited Liability Company Law of 1994, as amended or Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns all of such member interests free and clear of any liens, encumbrances, security interests, equities, charges or claims, other than those arising under the Credit Facility.

(m) Each Issuer and each Guarantor has full power (corporate and other) to own or lease its properties and conduct its business as described in the Offering Memorandum; and the Issuers have full power (corporate and other) to enter into the Transaction Documents and to carry out all the terms and provisions hereof and thereof to be carried out by them.

(n) The authorized, issued and outstanding equity interests or shares of capital stock, as the case may be, of each Issuer are as set forth in the Offering Memorandum. All of the issued equity interests of the Partnership and all of the issued shares of capital stock of the Finance Co have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding equity interests of the Partnership and none of the outstanding shares of capital stock of the Finance Co were issued in violation of the preemptive or other similar rights of any security holder of the Partnership or the Finance Co, respectively.

(o) No Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s capital stock or equity interests, as the case may be, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as provided by applicable laws or regulations, by the Indenture, the Credit Facility or as disclosed in the Offering Memorandum.

(p) Except for rights to acquire securities under the Partnership’s long-term incentive plans or as otherwise disclosed in the Offering Memorandum, there are no outstanding (i) securities or obligations of the Partnership convertible into or exchangeable for any equity interests of the Partnership, (ii) warrants, rights or options to subscribe for or purchase from the Partnership any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Partnership to issue any such equity interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(q) Grant Thornton LLP, who has certified the financial statements included, or incorporated by reference, in the Offering Memorandum and delivered its report with respect to the audited financial statements of the Partnership and its consolidated subsidiaries, is an independent public accountant with respect to the Partnership within the meaning of the Securities Act and the applicable rules and regulations thereunder.

(r) The financial statements (including the notes thereto) of the Partnership and its consolidated subsidiaries in the Offering Memorandum fairly present the financial position, results of operations, cash flows and changes in equity interests of the Partnership and its consolidated subsidiaries as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there has been no change nor any development which has had or could reasonably be expected to have a Material Adverse Effect; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly disclosed in the notes thereto) and comply as to form with the applicable accounting requirements of Regulation S-X under the Securities Act; the information set forth under the captions “Offering Memorandum Summary—Summary Historical and Pro Forma Financial and Operating Data,” “Capitalization,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Offering Memorandum and documents incorporated by reference therein has been fairly extracted from the financial statements of the Partnership and its consolidated subsidiaries, fairly presents the information included therein and has been compiled on a basis consistent with that of the audited financial statements included, or incorporated by reference, in the Offering Memorandum. The pro forma financial statements (including the notes thereto) included, or incorporated by reference, in the Offering Memorandum, except for the presentation of a twelve months ended September 30, 2011 unaudited pro forma consolidated statement of income and as otherwise disclosed in the Offering Memorandum, (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Exchange Act, (ii) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included, or incorporated by reference, in the Offering Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(s) The documents incorporated by reference in the Offering Memorandum, at the time they were or hereafter are filed with the Commission, complied or, when so filed, will comply, as the case may be, in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Offering Memorandum on the date hereof and on the Closing Date, did not and will not, as of such time or dates, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(t) Subsequent to the date as of which information is given in the Offering Memorandum, (i) none of the Partnership and its subsidiaries have incurred any material liability or obligation, direct or contingent, or entered into any material transaction in each case not in the ordinary course of business; (ii) the Partnership has not purchased any of its outstanding equity interests and, except for regular quarterly distributions to its unitholders and general partner in amounts per unit that are consistent with past practice, has not declared, paid or otherwise made any dividend or distribution of any kind; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Partnership and its subsidiaries, except as disclosed in the Offering Memorandum.

(u) The Partnership and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) The Partnership is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Partnership on Form 10-K filed with the Commission prior to the Time of Sale and each Quarterly Report of the Partnership on Form 10-Q and each Current Report of the Partnership on Form 8-K filed with the Commission since the end of the fiscal year and prior to the Time of Sale to which the most recent Annual Report relates. The documents incorporated or deemed to be incorporated by reference in each Memorandum at the time they were filed with the Commission complied and will comply at the date of such Memorandum in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and, when read together with the other information in such Memorandum, at the date of such Memorandum and as of the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(w) This Agreement has been duly authorized, executed and delivered by each Issuer and each Guarantor.

(x) The Registration Rights Agreement has been duly authorized by each Issuer and each Guarantor and, on the Closing Date, will have been duly executed and delivered by each Issuer and each Guarantor, and will constitute the legal, valid and binding obligations of each Issuer and each Guarantor, enforceable against each Issuer and each Guarantor in accordance with its terms; and will conform to the description thereof in the Offering Memorandum and will be substantially in the form previously delivered to you.

(y) The Indenture has been duly authorized, executed and delivered by each Issuer and each Guarantor and constitutes a legal, valid and binding obligation of each Issuer and each Guarantor, enforceable against each Issuer and each Guarantor in accordance with its terms; and conforms to the description thereof in the Offering Memorandum; there is no, and after giving effect to the consummation of the Transactions contemplated herein and in the Offering Memorandum there will be no, default under the Indenture.

(z) The Partnership Agreement has been duly authorized, executed and delivered and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms.

(aa) The Operating Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Partnership, and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms.

(bb) The NOARK Agreement is a valid and legally binding agreement of Mid-Continent LLC, enforceable against Mid-Continent LLC in accordance with its terms.

(cc) Each of the limited liability company agreements of Laurel Mountain, APC LLC, Tennessee LLC and Mid-Continent LLC has been duly authorized, executed and delivered by the Operating Partnership and is a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms.

(dd) Each of the limited liability company agreements of Velma Gas Processing, Velma Intrastate, Slider, NGL I, NGL II, Atlas Chaney and Atlas Midkiff has been duly authorized, executed and delivered by Mid-Continent LLC, and is a valid and legally binding agreement of Mid-Continent LLC, enforceable against Mid-Continent LLC in accordance with its terms.

(ee) The Indenture conforms to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and to the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

Provided that, with respect to each agreement described in clauses (w) through (dd) above, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ff) The Notes have been duly authorized and, on the Closing Date, when executed and authenticated in the manner provided for in the Indenture and delivered to and paid for by the Initial Purchasers as provided in this Agreement, will constitute the legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; the Guarantees have been duly authorized and, on the Closing Date, upon the due issuance and delivery of the related Notes and the due endorsement of the Guarantees thereon, will have been duly executed, endorsed and delivered and will constitute valid and legally binding obligations of each of the Guarantors, and will be entitled to the benefits of the Indenture; the Exchange Notes (as defined in the Registration Rights Agreement) have been duly authorized and, when executed and authenticated in the manner provided for in the Registration Rights Agreement and the Indenture, will constitute the legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; and the Notes and the Exchange Notes will conform to the descriptions thereof in the Offering Memorandum.

(gg) The execution, delivery and performance by each Issuer and each Guarantor of this Agreement and the other Transaction Documents, the issuance and sale of the Notes and the compliance by each Issuer and each Guarantor with all of the provisions of the Notes, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with, result in a breach or violation of, or constitute a default under, any indenture, mortgage, deed of trust or loan agreement, stockholders’ agreement or any other agreement or instrument to which the Issuers or any of their subsidiaries or any other Guarantor is a party or by which the Issuers or any of their subsidiaries or any other Guarantor is bound or any of their respective properties are subject, or with the operating agreement, certificate of incorporation or by-laws of the Issuers or any other Guarantor, or any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to the Issuers or any other Guarantor, or (ii) require the consent, approval, authorization, order, registration or filing or qualification with any governmental authority or court, or body or arbitrator having jurisdiction over the Issuers or any other Guarantor, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer or sale of the Notes and by federal and state securities laws with respect to the obligations of the Issuers and the Guarantors under the Registration Rights Agreement.

(hh) No legal or governmental proceedings or investigations are pending or threatened to which the Issuers or any other Guarantor is a party or to which any of the properties of the Issuers or any of their subsidiaries or any other Guarantor is subject, other than proceedings accurately described in each Memorandum and such proceedings or investigations that would not, singly or in the aggregate, result in a Material Adverse Effect.

(ii) There are no relationships, direct or indirect, between or among the Issuers or any of their subsidiaries or any other Guarantor, on the one hand, and the respective directors, officers, stockholders, equity interest holders, customers or suppliers of the Issuers or any of their subsidiaries or any other Guarantor, on the other hand, that would be required by the Securities Act to be disclosed in a prospectus were the Notes being issued and sold in a public offering registered on Form S-1 under the Securities Act that are not so disclosed in the Offering Memorandum; and there are no contracts or other documents that would be required by the Securities Act to be disclosed in a prospectus were the Notes being issued and sold in a public offering registered on Form S-1 under the Securities Act that are not so disclosed in the Offering Memorandum.

(jj) Each of the Issuers and each Guarantor is not now nor, after giving effect to the issuance of the Notes and the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby or described in the Preliminary Memorandum or the Offering Memorandum, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in their anticipated business or (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.

(kk) The Issuers and their Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) have not distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Memorandum, Offering Memorandum, the Final Memorandum or any amendment or supplement thereto.

(ll) The Issuers and their subsidiaries have not sustained, since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum (exclusive of any amendment or supplement thereto), any loss or interference with their business or properties from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Offering Memorandum (exclusive of any amendment or supplement thereto); and, since such date, there has not occurred any change or development having a Material Adverse Effect.

(mm) The statements set forth in the Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Notes, and under the captions (i) “Description of Other Indebtedness,” “Material United States Federal Income Tax Consequences,” “Exchange Offer; Registration Rights” and “Notice to Investors” in the Offering Memorandum and (ii) “Directors, Executive Officers and Corporate Governance,” “Executive Compensation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Certain Relationships and Related Transactions, and Director Independence” in the documents incorporated by reference in the Offering Memorandum, insofar as they purport to summarize the provisions of the laws and documents referred to therein, fairly and accurately summarize the subject matter thereof.

(nn) The Issuers and their subsidiaries and each other Guarantor have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by each of them except for (i) taxes not yet payable, (ii) as described in the Offering Memorandum and (iii) such liens, charges, encumbrances and restrictions as do not detract from the value thereof and do not materially interfere with the use thereof taken as a whole as such properties and assets have been used in the past and are proposed to be used in the future, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party. Any property leased by the Issuers and their subsidiaries and each other Guarantor is held under valid, subsisting and enforceable leases, and there is no default under any such lease or any other event that with notice or lapse of time or both would constitute a default thereunder with such exceptions (i) as are not material and do not interfere with the use made and proposed to be made of such assets as they have been used as described in the Offering Memorandum or (ii) that would not have a Material Adverse Effect.

(oo) Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Offering Memorandum, with such exceptions (i) as are not material and do not interfere with the use made and proposed to be made of such assets as they have been used as described in the Offering Memorandum or (ii) that would not have a Material Adverse Effect.

(pp) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) which the Issuers or any of their subsidiaries or any other Guarantor maintains, contributes to or has any obligation to contribute to, or with respect to which the Issuers or any of their subsidiaries or any other Guarantor has any liability, direct or indirect, contingent or otherwise (a “Plan”); each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; none of the Issuers or any of their subsidiaries or any other Guarantor has incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification.

(qq) Except as disclosed in each Memorandum, no labor dispute with the employees of the Issuers or any of their subsidiaries or any other Guarantor exists, is imminent or is threatened, and the senior officers of the Issuers and their subsidiaries and each other Guarantor are not aware of any existing, imminent or threatened labor disturbance by the employees of any of their respective principal suppliers, manufacturers, customers or contractors, which, in either case, could reasonably be expected to result in a Material Adverse Effect.

(rr) No proceedings for the merger, consolidation, liquidation or dissolution of the Issuers or any Guarantor or the sale of all or a material part of the assets of the Issuers and their subsidiaries or any Guarantor or any material acquisition by the Issuers or any Guarantor are pending that would be required by the Securities Act to be disclosed in a prospectus included in a Registration Statement on Form S-1 under the Securities Act.

(ss) The Issuers and each of their subsidiaries and each other Guarantor owns or otherwise possesses adequate rights to use all material patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other material proprietary rights and confidential information necessary to conduct their respective businesses as currently conducted; none of the Issuers or any of their subsidiaries or any other Guarantor has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing.

(tt) Except as disclosed in each Memorandum, none of the Partnership Entities is subject to rate or terms of service regulation under federal or state law.

(uu) The Issuers and each of their subsidiaries and each other Guarantor is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are customary in the business in which it is engaged; and none of the Issuers or any of their subsidiaries or any other Guarantor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect.

(vv) The Issuers and each of their subsidiaries and each other Guarantor has complied with all laws, ordinances, regulations and orders applicable to the Issuers and their subsidiaries and each other Guarantor, and their respective businesses, and none of the Issuers or any of their subsidiaries or any other Guarantor has received any notice to the contrary; and each of the Issuers and their subsidiaries and each other Guarantor possesses all certificates, authorizations, permits, licenses, approvals, orders and franchises (collectively, “Licenses”) necessary to conduct their respective businesses in the manner and to the full extent now operated or proposed to be operated as described in the Offering Memorandum, issued by the appropriate federal, state, local or foreign governmental or regulatory authorities (collectively, the “Agencies”), except where the failure to so comply or to possess such Licenses could not have a Material Adverse Effect. The Licenses are in full force and effect and no proceeding has been instituted or, to the Issuers’ knowledge, is threatened or contemplated which in any manner affects or calls into question the validity or effectiveness thereof. The Licenses contain no restrictions, except for restrictions applicable to the natural gas gathering and processing industry generally, that are materially burdensome to the Issuers.

(ww) There is and has been no failure on the part of either Issuer or any of either Issuer’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) to the extent applicable, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xx) (i) The Issuers and each of their subsidiaries and each other Guarantor is and has been in compliance with all applicable Environmental Laws (as defined below);

(ii) The Partnership and each of its subsidiaries and each other Guarantor has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of their respective businesses (“Environmental Permits”);

(iii) There are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permits, that are likely to interfere with the conduct of the business of the Partnership and its subsidiaries and each other Guarantor in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permits; and

(iv) There are no past or present conditions, occurrences or circumstances at, or arising out of, the businesses, assets and properties of the Partnership and each of its subsidiaries and each other Guarantor or any business, assets or properties formerly leased, operated or owned by the Partnership or any of its subsidiaries or any other Guarantor, including but not limited to on-site or off-site disposal or release of any Hazardous Material (as defined below), which could reasonably be expected to give rise to: (i) liabilities or obligations under any Environmental Law; (ii) claims arising under any Environmental Law, including, without limitation, claims for personal injury, property damage, or damage to natural resources; (iii) violations of, or failure to comply by the Partnership or its subsidiaries or any other Guarantor with, any Environmental Law; or (iv) fines or penalties arising under any Environmental Law;

except in each case for any noncompliance or conditions or circumstances that, singly or in the aggregate, would not result in a Material Adverse Effect.

(v) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of either Issuer or any of the Subsidiaries, threatened against either Issuer or any of the Subsidiaries under any Environmental Law;

(vi) No lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated or leased by either Issuer or any of the Subsidiaries;

(vii) None of the Issuers or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law; and

(viii) Neither the Issuers nor any of the Subsidiaries is subject to or party to any order, judgment, decree, contract or agreement which obligates it to conduct or finance any such action nor has any of them assumed by contract or agreement any obligation or liability under Environmental Law.

For purposes of this Agreement, “Environmental Law” means the common law and all applicable federal, state and local laws or regulations, codes, ordinances, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety, the environment or natural resource damages including, without limitation, those relating to (i) emissions, discharges, releases or threatened releases of Hazardous Material in or into the environment (including, without limitation, ambient air, surface water, groundwater, drinking water, land surface or subsurface strata, and natural resources such as wetlands, flora and fauna) or exposure thereto, (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, handling or recycling of Hazardous Material, (iii) underground or aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom. “Hazardous Material” means any substance, material, pollutant, contaminant, chemical, constituent or waste, including without limitation, petroleum, including crude oil or any fraction thereof, and petroleum products, natural gas and natural gas liquids, subject to regulation under or which could give rise to liability under Environmental Law.

(yy) Neither the Issuers nor any Guarantor is in violation of its certificate of incorporation, operating agreement or bylaws, and no default or breach exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease, loan agreement, stockholders’ agreement or any other agreement or instrument to which the Issuers or any of their subsidiaries or any other Guarantor is a party or by which the Issuers or any of their subsidiaries or any other Guarantor is bound or to which any of their respective properties are subject.

(zz) The Issuers and each of their subsidiaries and each other Guarantor has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Issuers and their subsidiaries and each other Guarantor retains adequate reserves.

(aaa) Except as disclosed in the Offering Memorandum, there are no contracts, agreements or understandings between the Issuers or any of their subsidiaries or any other Guarantor and any person granting such person the right to require the Issuers or any of their subsidiaries or any other Guarantor to file a registration statement under the Securities Act or to require the Issuers to include any securities held by any person in any registration statement filed by the Issuers under the Securities Act.

(bbb) Neither of the Issuers nor any Guarantor is, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum will be, an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ccc) Within the preceding six months, none of the Issuers or any of their Affiliates has, directly or through any agent, made offers or sales of any security of the Issuers, or solicited offers to buy or otherwise negotiated in respect of any securities of the Issuers of the same or a similar class as the Notes, other than the Notes offered or sold to the Initial Purchaser hereunder.

(ddd) None of the Issuers or any of their Affiliates has, directly or through any person acting on its or their behalf (other than the Initial Purchaser, as to which no statement is made), offered, solicited offers to buy or sold the Notes by any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(eee) None of the Issuers, any of their Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser, as to which no statement is made), has engaged in any directed selling efforts with respect to the Notes, and each of them has complied with the offering restrictions requirement of Regulation S under the Securities Act (“Regulation S”). Terms used in this paragraph have the meanings given to them by Regulation S.

(fff) None of the Issuers or any of their Affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Notes; nor have the Issuers or any of their Affiliates paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Issuers (except as contemplated by this Agreement).

(ggg) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(hhh) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 3 hereof and compliance by the Initial Purchasers with the procedures set forth in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement and disclosed in each Memorandum to register the Notes or the related Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(iii) None of the Transactions (including, without limitation, the use of proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(jjj) There are, and during the last 12 months there have been, no material disputes between the Partnership and any of its ten largest suppliers (as measured by dollar volume of goods purchased by the Partnership) (“Material Suppliers”) or ten largest customers (as measured by dollar volume of goods sold by the Partnership) (“Material Customers”). The Partnership’s relations with its Material Suppliers and Material Customers are good, and the Partnership has received no notice, and is not otherwise aware, of any anticipated dispute with any of its Material Suppliers and Material Customers, or that (i) any Material Supplier intends to cease or reduce its supply to the Partnership or (ii) any Material Customer intends to cease or reduce its purchases from the Partnership.

(kkk) Except as disclosed in the Offering Memorandum, there are no agreements, arrangements or understandings that will require the payment of any commissions, fees or other remuneration to any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement.

(lll) The Issuers do not intend to treat any of the transactions contemplated by the Transaction Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Issuers determine to take any action inconsistent with such intention, they will promptly notify the Initial Purchasers thereof. Accordingly, the Issuers acknowledge that each Initial Purchaser may treat its purchase and resale of Notes as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Initial Purchaser will maintain the lists and other records required by such Treasury Regulation.

(mmm) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Issuers of the Notes.

(nnn) None of the Issuers, their subsidiaries or, to the knowledge of the Issuers, any director, officer, agent, employee or Affiliate of the Issuers or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Issuers, their subsidiaries and, to the knowledge of the Issuers, their Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ooo) The operations of the Issuers and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the USA PATRIOT Act, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuers, threatened.

(ppp) None of the Issuers, any of their subsidiaries or, to the knowledge of the Issuers, any director, officer, agent, employee or Affiliate of the Issuers or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Issuers will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(qqq) The Issuers have not taken any action or omitted to take any action (such as issuing any press release relating to any securities without an appropriate legend) which may result in the loss by the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”). The Issuers have been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook.

Each certificate signed by any officer of the Issuers or the Guarantors and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Issuers or the Guarantors, as the case may be, to the Initial Purchasers as to the matters covered thereby.

2. Purchase, Sale and Delivery of the Notes. (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell $150,000,000 aggregate principal amount of Notes, and each Initial Purchaser severally and not jointly agrees to purchase from the Issuers the aggregate principal amount of Notes set forth opposite its name on Schedule II at a purchase price of 101.750% of the aggregate principal amount thereof plus accrued and unpaid interest from June 15, 2011 (the “Purchase Price”). One or more certificates in definitive form or global form, as instructed by Wells Fargo, for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as Wells Fargo requests upon notice to the Issuers not later than one full business day prior to the Closing Date (as defined below), shall be delivered by or on behalf of the Issuers to the Initial Purchasers for the account of the Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Notes to the Initial Purchasers duly paid, against payment by or on behalf of the Initial Purchasers of the Purchase Price therefor by wire transfer in federal or other funds immediately available to the account of the Issuers. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel LLP (“Counsel for the Initial Purchaser”), 80 Pine Street, New York, New York, at 10:00 A.M., New York City time, on November 16, 2011, or at such other place, time or date as Wells Fargo and the Issuers may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Issuers will make such certificate or certificates for the Notes available for examination by the Initial Purchasers at the New York, New York offices of Counsel for the Initial Purchaser not later than 10:00 A.M., New York City time, on the business day prior to the Closing Date.

(b) The Issuers acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Issuers with respect to the offering of the Notes (and the related Guarantees) contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, any Issuer or any other person. Additionally, the Initial Purchasers are not advising either Issuer or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuers shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Issuers with respect thereto. Any review by the Initial Purchasers of the Issuers, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Issuers.

3. Offering of the Notes and the Initial Purchasers’ Representations and Warranties. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Issuers that:

(a) It is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”).

(b) It will solicit offers for such Notes only from, and will offer such Notes only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs, (B) in the case of offers outside the United States, persons other than

U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Offering Memorandum under the caption “Notice to Investors.”

(c) It will not offer or sell the Notes using any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) under the Securities Act.

(d) With respect to offers and sales outside the United States:

(i) at or prior to the confirmation of any sale of any Notes sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period (as defined in Regulation S) a confirmation or notice substantially to the following effect:

“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, (i) as part of their distribution at any time; or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and November 16, 2011, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S.”; and

(ii) the Initial Purchaser has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 3(b); accordingly, the Initial Purchaser has not engaged nor will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and the Initial Purchaser has complied and will comply with the offering restrictions requirements of Regulation S.

Terms used in this Section 3(d) have the meanings given to them by Regulation S.

4. Covenants of the Issuers and the Guarantors. Each Issuer and each Guarantor covenants and agrees with the Initial Purchasers that:

(a) The Issuers will prepare the Offering Memorandum in the form approved by the Initial Purchasers and will not amend or supplement the Offering Memorandum or the Final Memorandum including by filing documents under the Exchange Act which are incorporated by reference therein without first furnishing to Wells Fargo a copy of such proposed amendment or supplement or filing and will not use or file any amendment or supplement to which Wells Fargo may object.

(b) The Issuers will furnish to the Initial Purchasers and to Counsel for the Initial Purchasers prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period referred to in paragraph (c) below, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they reasonably may request.

(c) At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, if any event occurs or condition exists as a result of which the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Issuers will promptly (i) notify the Initial Purchasers of the same; (ii) subject to the requirements of paragraph (a) of this Section 4, prepare and provide to the Initial Purchasers, at the Issuers’ own expense, an amendment or supplement to the Offering Memorandum so that the statements in the Offering Memorandum, as so amended or supplemented, will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with applicable law; and (iii) supply any supplemented or amended Offering Memorandum to the Initial Purchasers and Counsel for the Initial Purchaser, without charge, in such quantities as may be reasonably requested.

(d) The Issuers will (i) qualify the Notes and the Guarantees for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and (ii) maintain such qualifications for so long as required for the sale of the Notes by the Initial Purchasers. The Issuers will promptly advise the Initial Purchasers of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, the Issuers will deliver to the Initial Purchasers such additional information concerning the business and financial condition of the Issuers as the Initial Purchasers may from time to time request and, whenever they or any of their subsidiaries publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material in the context of the issuance of the Notes under this Agreement, shall promptly notify the Initial Purchasers as to the nature of such information or event. The Issuers will likewise notify the Initial Purchasers of (i) any decrease in the rating of the Notes or any other debt securities of the Issuers by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes, as soon as the Issuers become aware of any such decrease, notice or public announcement.

(f) The Issuers will not, and will not permit any of their Affiliates to, resell any of the Notes that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 under the Securities Act.

(g) Except as contemplated in the Registration Rights Agreement, none of the Issuers or any of their Affiliates, nor any person acting on their behalf (other than the Initial Purchasers or any of their Affiliates, as to which no statement is made), will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

(h) None of the Issuers or any of their Affiliates, nor any person acting on their behalf (other than the Initial Purchasers or any of their Affiliates, as to which no statement is made), will solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(i) None of the Issuers or any of their Affiliates, nor any person acting on their behalf (other than the Initial Purchasers or any of their Affiliates, as to which no statement is made), will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and each of them will comply with the offering restrictions requirements of Regulation S.

(j) None of the Issuers or any of their Affiliates, nor any person acting on their behalf (other than the Initial Purchasers or any of their Affiliates, as to which no statement is made), will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any securities of the same or a similar class as the Notes, other than the Notes offered or sold to the Initial Purchasers hereunder, in a manner which would require the registration under the Securities Act of the Notes.

(k) So long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time that either Issuer is not then subject to Section 13 or 15(d) of the Exchange Act, such Issuer will provide at its expense to each holder of the Notes and to each prospective purchaser (as designated by such holder) of the Notes, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. (This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders from time to time, of the Notes.)

(l) The Issuers will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Offering Memorandum.

(m) Until completion of the distribution, neither the Issuers nor any of their Affiliates will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Notes.

(n) For so long as any Notes are outstanding, the Issuers and their subsidiaries will conduct their operations in a manner that will not subject the Issuers or any subsidiary to registration as an investment company under the Investment Company Act.

(o) Each Note will bear a legend substantially to the following effect until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS NOTE WAS ISSUED.

(p) The Issuers will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities of the Issuers or warrants to purchase debt securities of the Issuers substantially similar to the Notes (other than the Notes offered pursuant to this Agreement) for a period of 90 days after the date hereof, without the prior written consent of Wells Fargo.

(q) The Issuers will, promptly after they have notified the Initial Purchasers of any intention by the Issuers to treat the Transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), deliver a duly completed copy of IRS Form 8886 or any successor form to the Initial Purchasers.

5. Expenses. (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Issuers and the Guarantors will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Issuers’ counsel and the Issuers’ accountants in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under the laws of such jurisdictions in the United States and Canada as the Initial Purchasers designate and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 4(d) hereof, including filing fees and the reasonable fees and disbursements of Counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Notes, (v) all document production charges and expenses of Counsel for the Initial Purchasers (but not including their fees for professional services) in connection with the preparation of this Agreement, (vi) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in any appropriate market system, (vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (viii) the cost of the preparation, issuance and delivery of the Notes, (ix) all costs and expenses relating to investor presentations, including any “road show” presentations undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers of the Issuers and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Issuers hereunder for which provision is not otherwise made in this Section.

(b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder other than by reason of a default by the Initial Purchasers, the Issuers will reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by it in connection with the proposed purchase and sale of the Notes.

6. Conditions to the Initial Purchaser’s Obligations. The obligations of the Initial Purchasers to purchase and pay for the Notes shall be subject to the accuracy of the representations and warranties of the Issuers in Section 1 hereof, in each case as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date, to the accuracy of the statements of the Issuers’ officers made pursuant to the provisions hereof, to the performance by the Issuers of their covenants and agreements hereunder and to the following additional conditions:

(a) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Ledgewood, P.C., counsel for the Issuers, in form and substance satisfactory to Wells Fargo, to the effect set forth in Exhibit A hereto.

(b) The Initial Purchasers shall have received such other opinions of counsel, dated the Closing Date, of covering regulatory and local matters as Wells Fargo shall reasonably request.

(c) The Initial Purchaser shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel llp, Counsel for the Initial Purchasers, with respect to the issuance and sale of the Notes and such other related matters as Wells Fargo may reasonably require, and the Issuers shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters. In rendering such opinion, such counsel may rely as to certain matters of law upon the opinion of Ledgewood referred to in Section 6(a).

(d) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to Wells Fargo and Counsel for the Initial Purchasers, from Grant Thornton LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum; provided, however, that the letters referenced in clause (i) shall use a “cut-off date” within three days of the date of such letter. References to the Offering Memorandum in this paragraph (d) with respect to any letter referred to above shall include any amendment or supplement thereto at the date of any such letter.

(e) (i) None of the Issuers nor any of their subsidiaries nor any other Guarantor, shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum (exclusive of any amendment or supplement thereto), any loss or interference with their respective businesses or properties from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Offering Memorandum (exclusive of any amendment or supplement thereto); and (ii) since the respective dates as of which information is given in each Memorandum, there shall not have been any change in the capital stock or long-term debt of any Issuer and its subsidiaries or any other Guarantor, or any change in or effect on or any development having a prospective change in or effect on the business, operations, properties, assets, liabilities, stockholders’ equity, earnings, condition (financial or otherwise), results of operations or management of any Issuer and its subsidiaries or any other Guarantor, whether or not in the ordinary course of business, otherwise than as set forth in each such Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause (i) or (ii), is, in the sole judgment of Wells Fargo, so material and adverse as to make it impracticable or inadvisable to market the Notes on the terms and in the manner described in the Offering Memorandum (exclusive of any amendment or supplement thereto).

(f) None of the information set forth in the sections of the Offering Memorandum, or documents incorporated by reference therein, entitled “Use of Proceeds,” “Capitalization,” “Executive Compensation,” “Certain Relationships and Related Transactions” and “Description of Other Indebtedness” shall have changed, nor shall there have been any change in the information with respect to the directors and officers of the Issuers, if the effect of any such change, individually or in the aggregate, in the sole judgment of Wells Fargo make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner described in the Offering Memorandum, exclusive of any amendment or supplement thereto.

(g) The Initial Purchasers shall have received a certificate, dated the Closing Date and in form and substance satisfactory to Wells Fargo, of the Chairman of the Managing Board, the President or a Vice President and the Chief Financial Officer of the General Partner as to the accuracy of the representations and warranties of the Issuers in this Agreement at and as of the Closing Date; that the Issuers have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date; and as to the matters set forth in Sections 6(e), (f) and (j) hereof.

(h) The Initial Purchasers shall have received a certificate, dated the Closing Date and in form and substance satisfactory to Wells Fargo, of the Chairman of the Board, the President or a Vice President and the Chief Financial Officer of the Finance Co as to the accuracy of the representations and warranties of the Finance Co in this Agreement at and as of the Closing Date; that the Finance Co has performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date; and as to the matters set forth in Sections 6(e), (f) and (j) hereof.

(i) The Initial Purchasers shall have received a certificate, dated the Closing Date and in form and substance satisfactory to Wells Fargo, of the Chairman of the Board, the President or a Vice President and the Chief Financial Officer of each Guarantor, or the General Partner of such Guarantor, as the case may be, as to the accuracy of the representations and warranties of such Guarantor in this Agreement at and as of the Closing Date; that such Guarantor has performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date; and as to the matters set forth in Section 6(e) hereof.

(j) Subsequent to the date hereof, there shall not have been any decrease in the rating of the Notes or any of the Partnership’s other debt securities by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of the Securities or any of the Partnership’s other debt securities or any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes.

(k) The Notes shall be eligible for clearance and settlement through the Depository Trust Company.

(l) On or before the Closing Date, the Initial Purchasers and Counsel for the Initial Purchasers shall have received such further certificates, documents or other information as they may have reasonably requested from the Issuers.

7. Indemnification and Contribution. (a) Each Issuer and each Guarantor, jointly and severally, agrees to indemnify and hold harmless each Initial Purchasers, their affiliates, directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser or such other person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto or any electronic road show; or (ii) the omission or alleged omission to state in the Preliminary Memorandum, the Offering Memorandum, the Final Memorandum or any amendment or supplement thereto and any electronic road show a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse, as incurred, such Initial Purchaser and each such other person for any legal or other expenses reasonably incurred by such Initial Purchaser or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Issuers and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto or any electronic road show, in reliance upon and in conformity with written information relating to such Initial Purchaser furnished to the Issuers by such Initial Purchaser through Wells Fargo specifically for use therein as set forth in Section 10 hereof.

(b) The Initial Purchasers will, severally and not jointly, indemnify and hold harmless the Issuers and the Guarantors and their respective affiliates, directors, officers, and each person, if any, who controls any of the Issuers or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers, the Guarantors, any such affiliates, directors or officers or such controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum or any amendment or supplement thereto or any electronic road show, or (ii) the omission or alleged omission to state in the Preliminary Memorandum, or the Offering Memorandum or any amendment or supplement thereto or any electronic road show a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by the Initial Purchaser specifically for use therein as set forth in Section 10 hereof and, subject to the limitation set forth immediately preceding this clause, will reimburse as incurred, any legal or other expenses reasonably incurred by the Issuers or the Guarantors or any such affiliates, directors or officers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action in respect thereof.

(c) Promptly after receipt by any person to whom indemnity may be available under this Section 7 (the “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any person from whom indemnity may be sought under this Section 7 (the “indemnifying party”), notify such indemnifying party of the commencement thereof; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have concluded, based on advice of outside counsel, that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from an indemnifying party to an indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, such indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence or (ii) such indemnifying party does not promptly retain counsel satisfactory to such indemnified party or (iii) such indemnifying party has authorized the employment of counsel for such indemnified party at the expense of the indemnifying party. After such notice from an indemnifying party to an indemnified party, such indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of such indemnifying party. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by (i), (ii) or (iii) of the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party or any other person that may be entitled to indemnification hereunder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party and such other persons from all liability arising out of such claim, action, suit or proceeding.

(d) (i) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any action or claim) (or actions in respect thereof) (“Losses”), the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, in order to provide for just and equitable contribution, agree to contribute to the amount paid or payable by such indemnified party as a result of such Losses to which the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is unavailable for any reason, not only such relative benefits but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses. The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Initial Purchasers from the Issuers in connection with the purchase of the Notes hereunder as set forth in the Offering Memorandum. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, the Guarantors or the Initial Purchasers, the parties’ intent, relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding any other provision of this paragraph (d), the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total underwriting discounts and commissions received by the Initial Purchasers from the Issuers in connection with the purchase of the Notes hereunder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other person listed in Section 7(a) hereof shall have the same rights to contribution as an Initial Purchaser, and each affiliate, director or officer of the Issuers or any Guarantor and each person, if any, who controls the Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers and the Guarantors. The Initial Purchasers’ obligations to contribute pursuant to this Section 7(d) are several and not joint.

(e) The obligations of the Issuers and the Guarantors under this Section 7 shall be in addition to any obligations or liabilities which the Issuers and the Guarantors may otherwise have and the obligations of the Initial Purchasers under this Section 7 shall be in addition to any obligations or liabilities which the Initial Purchasers may otherwise have.

8. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, the Guarantors, their respective officers, and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, the Guarantors, their respective officers or directors or any controlling person referred to in Section 7 hereof or the Initial Purchasers and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 5, 7 and Sections 10-15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

9. Termination. (a) The Initial Purchasers may terminate this Agreement with respect to the Notes by notice to the Issuers at any time on or prior to the Closing Date in the event that the Issuers shall have failed, refused or been unable to perform in any material respect all obligations and satisfy in any material respect all conditions on their part to be performed or satisfied hereunder at or prior thereto or if, at or prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, the NASDAQ National Market or in the over-the-counter market, or trading in any securities of the Issuers on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market; (ii) there has been a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iii) a banking moratorium shall have been declared by New York, North Carolina or United States authorities or (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, (C) the occurrence of any other calamity or crisis involving the United States or (D) any change in general economic, political or financial conditions which has an effect on the U.S. financial markets that, in the case of any event described in this clause (iv), in the sole judgment of Wells Fargo, makes it impracticable or inadvisable to proceed with the offer, sale and delivery of the Notes as disclosed in the Preliminary Memorandum or the Offering Memorandum, exclusive of any amendment or supplement thereto.

(b) Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Sections 5 and 7 hereof.

10. Information Supplied by Initial Purchasers. The statements set forth in the second and fourth sentences of the third paragraph, the second sentence of the fifth paragraph and the seventh, eighth and ninth paragraphs under the heading “Plan of Distribution” in the Preliminary Memorandum and the Offering Memorandum, to the extent such statements relate to the Initial Purchasers, constitute the only information furnished by the Initial Purchasers to the Issuers for the purposes of Sections 1(a) and 7 hereof.

11. Notices. All communications hereunder shall be in writing and, if sent to any of the Initial Purchasers, shall be delivered or sent by mail or facsimile transmission and confirmed in writing to Wells Fargo Securities, One Wells Fargo Center, 301 South College Street, Charlotte, North Carolina 28288-0604, Attention: Transaction Management Department, with a copy to Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005, Attention: Noah B. Newitz, and if sent to the Issuers, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Issuers at Atlas Pipeline Partners, L.P., Westpointe Corporate Center One, 1550 Coraopolis Heights, Moon Township, Pennsylvania 15108, Attention: Trey Karlovich, with a copy to Ledgewood, 1900 Market Street, Suite 750, Philadelphia, Pennsylvania 19103, Attention: Lisa A Ernst.

12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Initial Purchasers, the Issuers and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Initial Purchasers, the Issuers and the Guarantors and their respective successors and legal representatives, and for the benefit of no other person, except that (i) the indemnities of the Issuers contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 7 of this Agreement shall also be for the benefit of the affiliates, directors and officers of the Issuers and the Guarantors, and any person or persons who control the Issuers or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from an Initial Purchasers shall be deemed a successor to such Initial Purchaser because of such purchase.

13. Applicable Law. This Agreement shall be governed by the laws of the State of New York.

14. Submission to Jurisdiction and Service of Process; Waiver of Jury Trial. (a) Any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, may be commenced, prosecuted or continued in any court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have non-exclusive jurisdiction over the adjudication of such matters, and each Issuer, each Initial Purchaser and each of the Subsidiaries and Guarantors consents to the non-exclusive jurisdiction of such courts and personal service with respect thereto.

(b) Each party agrees that any service of process or other legal summons in connection with any Proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in Section 11 hereof. Nothing in this Section shall affect the right of the parties to serve process in any other manner permitted by law.

(c) Each Issuer (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders, partners and affiliates), each Initial Purchaser and each of the Subsidiaries and Guarantors waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each Issuer and each of the Subsidiaries and Guarantors agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts in the jurisdiction of which it is or may be subject, by suit upon such judgment.

15. Defaulting Initial Purchasers. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers shall be obligated to purchase the Notes that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date (the “Remaining Notes”) in the respective proportions that the principal amount of the Notes set opposite the name of each non-defaulting Initial Purchaser in Schedule I hereto bears to the total number of the Notes set opposite the names of all the non-defaulting Initial Purchasers in Schedule I hereto; provided, however, that the non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Closing Date if the total amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the total amount of Notes to be purchased on the Closing Date. If the foregoing maximum is exceeded, the non-defaulting Initial Purchasers, or those other purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but not the obligation, to purchase, in such proportion as may be agreed upon among them, all the Remaining Notes. If the non-defaulting Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase the Remaining Notes, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Issuers, except that the Issuers will continue to be liable for the payment of expenses to the extent set forth herein.

Nothing contained in this Agreement shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuers for damages caused by its default. If other purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, the Issuers or Wells Fargo may postpone the Closing Date for up to five full business days in order to effect any changes in the Transaction Documents or in any other document or arrangement that, in the opinion of counsel for the Issuers or Counsel for the Initial Purchasers, may be necessary.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The remainder of this page is intentionally left blank.]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Issuers, the Guarantors and the Initial Purchasers.

Very truly yours,

ATLAS PIPELINE PARTNERS, L.P.
By:	Atlas Pipeline Partners GP, LLC its General Partner

By:	/s/ Eugene Dubay
Name: Eugene Dubay
Title: President and Chief Executive Officer

ATLAS PIPELINE FINANCE CORPORATION

By:	/s/ Eugene Dubay
Name: Eugene Dubay
Title: President and Chief Operating Officer

ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.
By:	Atlas Pipeline Partners GP, LLC its General Partner

VELMA INTRASTATE GAS TRANSMISSION COMPANY, LLC
By:	Atlas Pipeline Mid-Continent, LLC, its sole member
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

SLIDER WESTOK GATHERING, LLC
By:	Atlas Pipeline Mid-Continent, LLC, its sole member
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

ATLAS PIPELINE MID-CONTINENT LLC
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

ATLAS MIDKIFF, LLC
By:	Atlas Pipeline Mid-Continent, LLC, its sole member
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

ATLAS CHANEY DELL, LLC
By:	Atlas Pipeline Mid-Continent, LLC, its sole member
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

NOARK ENERGY SERVICES, L.L.C.
By:	Atlas Pipeline Mid-Continent, LLC, its sole member
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

VELMA GAS PROCESSING COMPANY, LLC
By:	Atlas Pipeline Mid-Continent, LLC, its sole member
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

ATLAS PIPELINE NGL HOLDINGS, LLC
By:	Atlas Pipeline Mid-Continent, LLC, its sole member
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

ATLAS PIPELINE NGL HOLDINGS II, LLC
By:	Atlas Pipeline Mid-Continent, LLC, its sole member
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

APL LAUREL MOUNTAIN, LLC
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

ATLAS PIPELINE TENNESSEE, LLC
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

By:	/s/ Eugene Dubay
	Name:	Eugene N. Dubay
	Title:	President and Chief Executive Officer

Accepted as of the date hereof.

WELLS FARGO SECURITIES, LLC on behalf of itself and the other Initial Purchasers

By:	/s/ Robert H. Johnson, Jr.
Name: Robert H. Johnson, Jr.
Title: Director Managing Director

EXHIBIT A-1

FORM OF OPINION OF LEDGEWOOD LAW FIRM

The opinion of Ledgewood, P.C. to be delivered pursuant to Section 6(a) of the Purchase Agreement shall be to the effect that:

A. The Partnership has been duly formed and is validly existing as a partnership in good standing under the laws of the jurisdiction of its incorporation.

B. The Finance Co has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

C. The Partnership is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

D. The Partnership has full partnership power to own or lease its properties and conduct its business as described in the Offering Memorandum, to enter into the Transaction Documents and to carry out its obligations thereunder.

E. Each subsidiary of the Partnership and each other Guarantor has been duly organized, is validly existing as a limited liability company or limited partnership in good standing under the laws of the jurisdiction of its formation, has the entity power and authority to own its property and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued equity interests of each subsidiary of the Partnership have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly by the Partnership, free and clear of all liens, encumbrances, equities or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware, Texas, Oklahoma or Arkansas or the Commonwealth of Pennsylvania naming the applicable owner of such Subsidiary as debtor is on file in the office of the Secretary of State of Delaware, Oklahoma or Arkansas or the Commonwealth of Pennsylvania, or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Credit Facility, the Delaware LLC Act, the DGCL, the Pennsylvania Limited Liability Company Act, the Arkansas Limited Liability Company Act, the Texas Limited Partnership Act or the Oklahoma Limited Liability Company Act.

F. To such counsel’s best knowledge such counsel does not know of any legal or governmental proceedings pending or threatened to which the Partnership or any of its subsidiaries is a party or to which any of the properties of the Partnership or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Offering Memorandum.

Ex. A-1

G. The Purchase Agreement has been duly authorized, executed and delivered by each Issuer and each Guarantor.

H. Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each Issuer and each Guarantor party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

I. The Guarantees have been duly authorized, executed, endorsed and delivered and are valid and binding agreements of each Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

J. The Notes have been duly authorized by the Issuers and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Issuers, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

K. The Exchange Notes have been duly authorized by the Issuers and, if any are issued, when executed and authenticated in accordance with the provisions of the Indenture and Registration Rights Agreement and delivered to the noteholders in exchange for the Notes in accordance with the terms of the Registration Rights Agreement, will be valid and binding obligations of the Issuers, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

L. The statements in, or incorporated by reference into, the Offering Memorandum under the captions “Risk Factors — The covenants in the indenture governing the notes impose, and covenants contained in agreements governing indebtedness we incur in the future may impose, restrictions that may limit our operating and financial flexibility,” “Risk Factors — The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or void the subsidiary guarantees,” “Description of Other Indebtedness,” “Description of Notes,” “Exchange Offer; Registration Rights” and “Notice to Investors” and the statements in the documents incorporated by reference in the Offering Memorandum under the captions “Business”, “Directors, Executive Officers and Corporate Governance” “Executive Compensation,” “Certain Relationships and Related Transactions, and Director Independence,” insofar as such statements constitute summaries of legal matters or documents, fairly summarize in all material respects such matters or documents.

Ex. A-2

M. The statements in the Offering Memorandum under the caption “Material United States Federal Income Tax Consequences,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein.

N. Based upon the representations, warranties and agreements of the Issuers in Sections 1(eee), 1(fff), 1(ggg) and 1(hhh), 4(g), 4(h), 4(i) and 4(j) of the Purchase Agreement and of the Initial Purchasers in Section 3 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Notes by the Initial Purchasers in accordance with Section 3 of the Purchase Agreement to register the Notes under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Notes.

O. The execution and delivery by each Issuer of, and the performance by each Issuer and each Guarantor of its obligations under, the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Notes will not contravene the certificate of incorporation, operating agreement or by-laws of any Issuer or any provision of applicable law or any agreement or other instrument binding upon any Issuer or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over any Issuer or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuers and their respective subsidiaries and each other Guarantor of their respective obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Notes, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes and by Federal and state securities laws with respect to the obligations of the Issuers and the Guarantors under the Registration Rights Agreement.

P. None of the Issuers nor any Guarantor is, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum will be, an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Q. The Preliminary Memorandum and the Offering Memorandum comply as to form in all material respects with requirements of Form S-3 under the Securities Act of 1933 (except for the financial statements and notes and financial schedules and other financial and accounting data contained or incorporated by reference therein, as to which such counsel expresses no opinion). To the best knowledge of such counsel, there are no contracts or other documents that would be required by the Securities Act to be disclosed in a prospectus were the Notes being issued and sold in a public offering registered on Form S-3 under the Securities Act that are not so disclosed in the Preliminary Memorandum or the Offering Memorandum.

Ex. A-3

R. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

In addition, Ledgewood, P.C. shall include in its opinion or a separate letter the following language:

In our capacity as counsel to the Issuers, we have examined a copy of the Offering Memorandum (including the documents incorporated by reference therein). We have also reviewed and participated in discussions concerning the preparation of the Preliminary Memorandum and the Offering Memorandum with certain officers and employees of the Partnership, with its auditors and with representatives of and counsel to the Initial Purchasers. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Offering Memorandum, except as set forth in paragraphs L and M of our opinion addressed to you, dated the date hereof.

Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which give us reason to believe that the Offering Memorandum (including the documents incorporated by reference therein) (other than the financial statements and schedules and other financial data included therein or omitted therefrom, as to which we have not been requested to express a view) as of the Time of Sale and as of the date hereof and the Final Memorandum (other than the financial statements and schedules and other financial data included therein or omitted therefrom, as to which we have not been requested to express a view), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Ex. A-4

SCHEDULE I

GUARANTORS

Atlas Pipeline Operating Partnership, L.P.

APL Laurel Mountain, LLC

Atlas Pipeline Tennessee, LLC

Atlas Pipeline Mid-Continent LLC

Velma Intrastate Gas Transmission Company, LLC

Slider WestOK Gathering, LLC

Velma Gas Processing Company, LLC

Atlas Pipeline NGL Holdings, LLC

Atlas Pipeline NGL Holdings II, LLC

Atlas Chaney Dell, LLC

Atlas Midkiff, LLC

NOARK Energy Services, L.L.C.

S-1

SCHEDULE II

Initial Purchasers

Initial Purchaser	Principal Amount of Notes
Wells Fargo Securities, LLC	$60,000,000
Merrill Lynch, Pierce,Fenner & Smith Incorporated	$45,000,000
BNP Paribas Securities Corp.	$11,250,000
Citigroup Global Markets Inc.	$11,250,000
Deutsche Bank Securities Inc.	$11,250,000
J.P. Morgan Securities LLC	$11,250,000
Total	$150,000,000

S-1